GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY
REPORTS RESULTS
FOR THE FOURTH QUARTER AND FULL YEAR 2019

- Fourth Quarter Sales $4.7 billion, Up 2.2%, and Record Full Year Sales $19.4 billion, Up 3.5% -
- Fourth Quarter Diluted EPS $0.06 and Full Year Diluted EPS $4.24 -
- Adjusted Diluted EPS $1.35 and Full Year Adjusted Diluted EPS $5.69 -
- Returned $513 Million to Shareholders via Cash Dividends and Share Repurchases in 2019 -
- Provides 2020 Revenue and Earnings Outlook -

Atlanta, Georgia, February 19, 2020 -- Genuine Parts Company (NYSE: GPC) announced today financial results for the fourth quarter and twelve months ended December 31, 2019.

Sales for the fourth quarter were $4.7 billion, a 2.2% increase compared to $4.6 billion for the same period in 2018. Total sales included 0.5% comparable growth and approximately 6.7% from acquisitions, offset by a 4.2% decline due to the sale of EIS, Inc (EIS) and Grupo Auto Todo and a 0.8% negative impact from foreign currency. Net income was $8.9 million and diluted earnings per share was $0.06. Excluding the impact of restructuring and special termination costs, goodwill impairment and certain transaction costs, adjusted net income was $196.7 million, or $1.35 per diluted share. In addition, net income and adjusted net income for the fourth quarter of 2019 excludes any profit contribution from EIS. Refer to the reconciliation of GAAP net income to adjusted net income for more information.

Fourth quarter sales for the Automotive Group were up 8.7%, including an approximate 2.9% comparable sales increase, a 7.2% net benefit from acquisitions, divestitures and other adjustments and unfavorable foreign currency of 1.4%. Sales for the Industrial Group were down 5.9%, including a 1.2% comparable sales decrease and a 12.3% decrease due to the sale of EIS, partially offset by a 7.6% increase from acquisitions. Sales for the Business Products Group were down 6.3%.

Paul Donahue, Chairman and Chief Executive Officer, commented, ''Our fourth quarter results were driven by total sales growth of approximately 7% excluding the impact of EIS, which we sold on September 30th. The quarter was highlighted by the continued improvement in gross margin, solid sales and operating results in our U.S. and Australasian automotive businesses and continued operating margin expansion in Industrial.''

Mr. Donahue added, "We also closed on the Todd automotive and Fluid Power House industrial acquisitions in the fourth quarter and, effective January 1, 2020, sold our Canadian business products operations to further strengthen our portfolio. Our team was busy executing on our growth strategy while also focused on the cost savings initiatives announced last quarter. We are in the midst of streamlining functional areas across the organization, reducing the total number of distribution facilities and implementing greater use of

(Cont.)

automation within our facilities and back-office functions. We remain confident in our ability to achieve our targeted $100 million cost savings run-rate by the end of 2020."

Full Year 2019 Results

Sales for the twelve months ended December 31, 2019 were $19.4 billion, a 3.5% increase compared to $18.7 billion for the same period in 2018. Net income for the twelve months was $621.1 million and diluted earnings per share was $4.24. Excluding items which impact comparability with prior periods, as noted above, adjusted net income was $833.2 million, or $5.69 per share, for the twelve months ended December 31, 2019. Refer to the reconciliation of GAAP net income to adjusted net income for more information.

Mr. Donahue concluded, "2019 represents the third consecutive year of record sales for Genuine Parts Company, with positive comparable sales and the benefit of several key acquisitions. We also streamlined our operations with the sale of various non-core businesses. Combined, these efforts served to further optimize our portfolio, and we expect to continue our strategic transformation in 2020. We enter the new year with plans and initiatives to drive sales and profitability, working capital improvement and significant value for all our stakeholders."

2020 Outlook

The Company is establishing its full year 2020 sales guidance at Flat to up 1.0%, or up an adjusted 3.0% to 4.0% excluding the impact of the EIS and SPR Canada divestitures. The Company's guidance for diluted earnings per share is $5.80 to $5.90, an increase of 2% to 4%, or an adjusted 5% to 7% excluding the divestitures noted above. Further details regarding the Company's full-year 2020 guidance is outlined below:

Year Ended 12/31/2020
Total sales growth (1)	3% to 4%
Automotive sales growth	4% to 5%
Industrial sales growth (1)	2% to 3%
Business Products sales growth (1)	-1% to -2%
Diluted earnings per share	$5.80 to $5.90
Effective tax rate	24.0% to 26.0%
Net cash provided by operating activities	$1.0 billion to $1.1 billion
Capital expenditures	$275 million to $325 million

(1) Sales growth excludes the 2019 sales for EIS and SPR Canada

Non-GAAP Information

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles (GAAP). These items include adjusted net income and adjusted diluted earnings per share. The Company believes that the presentation of adjusted net income and adjusted net income per common share, which are not calculated in accordance with GAAP, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provide meaningful supplemental information to both management and investors that is indicative of the Company's core operations. The Company considers these metrics useful to investors because they provide greater transparency into management’s view and assessment of the Company’s ongoing operating performance by removing items management believes are not representative of our continuing operations and may distort our longer-term operating trends. We believe these measures to be useful to enhance the comparability of our results from period to period and with our competitors, as well as to show ongoing results from operations distinct from items that are infrequent or not associated with the Company’s core operations. The Company does not, nor does it suggest investors should, consider such non-GAAP financial measures in isolation from,

(Cont.)

or as a substitute for, GAAP financial information. The Company has included a reconciliation of this additional information to the most comparable GAAP measure following the financial statements below.

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. Eastern time to discuss the results of the quarter and the future outlook. Interested parties may listen to the call on the Company’s website, www.genpt.com, by clicking “Investors”, or by dialing 877-407-0789, conference ID 13698286. A replay will also be available on the Company’s website or at 844-512-2921, conference ID 13698286, two hours after the completion of the call until 12:00 a.m. EDT on March 4, 2020.

Forward Looking Statements

Some statements in this press release, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to the anticipated strategic benefits, synergies and other attributes resulting from acquisitions or divesitures, as well as future operations, prospects, strategies, including the 2019 Cost Savings Plan, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services.

The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, the Company’s ability to successfully integrate acquired businesses into the Company and to realize the anticipated synergies and benefits; the Company’s ability to successfully divest businesses; the Company’s ability to successfully implement its business initiatives in each of its three business segments; slowing demand for the Company’s products; changes in national and international legislation or government regulations or policies, including changes to import tariffs and the unpredictability of such changes, data security policies and requirements as well as privacy legislation; changes in general economic conditions, including unemployment, inflation (including the impact of tariffs) or deflation and the United Kingdom’s exit from the European Union, commonly known as Brexit and the unpredictability of the impact following such exit from the European Union; changes in tax policies; volatile exchange rates; volatility in oil prices; significant cost increases, such as rising fuel and freight expenses; labor shortages and the Company’s ability to successfully attract and retain employees in the current labor market; uncertain credit markets and other macroeconomic conditions; competitive product, service and pricing pressures; the ability to maintain favorable supplier arrangements and relationships; disruptions in our suppliers’ operations, including the impact of the corona virus on our suppliers as well as our supply chain, including potential problems with inventory availability and the potential result of higher cost of product and international freight due to the high demand of products and low supply for an unpredictable period of time; failure or weakness in our disclosure controls and procedures and internal controls over financial reporting; the uncertainties and costs of litigation; disruptions caused by a failure or breach of the Company’s information systems, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2018 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports filed with the SEC.

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About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada, Mexico, Australasia, France, the U.K., Germany, Poland, the Netherlands and Belgium. The Company also distributes industrial replacement parts in the U.S., Canada, Mexico and Australasia through its Industrial Parts Group. S.P. Richards Company, the Business Products Group, distributes a variety of business products in the U.S. Further information is available at www.genpt.com.

Contacts

Carol B. Yancey, Executive Vice President and CFO – (678) 934-5044
Sidney G. Jones, Senior Vice President - Investor Relations – (678) 934-5628

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GENUINE PARTS COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share data)	2019	2018	2019	2018
Net sales	$4,706,189	$4,603,792	$19,392,305	$18,735,073
Cost of goods sold	3,121,095	3,061,633	13,076,036	12,751,286
Gross margin	1,585,094	1,542,159	6,316,269	5,983,787
Operating expenses:
Selling, administrative, and other expenses	1,250,141	1,214,036	4,934,167	4,615,290
Depreciation and amortization	73,235	63,739	270,288	241,635
Provision for doubtful accounts	3,281	5,841	14,905	17,147
Restructuring costs	112,184	—	112,184	—
Goodwill impairment charge	81,968	—	81,968	—
Total operating expenses	1,520,809	1,283,616	5,413,512	4,874,072
Non-operating expenses (income):
Interest expense	22,047	26,256	95,711	101,925
Other	(12,645)	(22,000)	(66,011)	(67,822)
Special termination costs	42,757	—	42,757	—
Total non-operating expenses (income)	52,159	4,256	72,457	34,103
Income before income taxes	12,126	254,287	830,300	1,075,612
Income taxes	3,208	67,588	209,215	265,138
Net income	8,918	186,699	621,085	810,474
Basic net income per common share	$0.06	$1.28	$4.26	$5.53
Diluted net income per common share	$0.06	$1.27	$4.24	$5.50
Weighted average common shares outstanding	145,325	146,392	145,736	146,657
Dilutive effect of stock options and nonvested restricted stock awards	780	707	681	584
Weighted average common shares outstanding — assuming dilution	146,105	147,099	146,417	147,241

Notes:

•
Restructuring costs and special termination costs are related to the 2019 Cost Savings Plan announced in the fourth quarter of 2019. The costs are primarily associated with severance and other employee costs, including a voluntary retirement program, and facility and closure costs related to the consolidation of operations.

•
Goodwill impairment charge relates to our Business Products reporting unit. Several factors that developed in the fourth quarter of 2019 at this reporting unit led to this charge, including: (i) greater uncertainty associated with long-term industry trends and the competitive environment and (ii) fourth quarter results, including segment profitability, that were below management expectations due primarily to a reduction in volume with certain national account customers.

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GENUINE PARTS COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2019	2018	2019	2018
Net sales:
Automotive	$2,799,773	$2,576,344	$10,987,533	$10,526,520
Industrial	1,478,357	1,570,646	6,528,332	6,298,584
Business products	428,059	456,802	1,876,440	1,909,969
Total net sales	$4,706,189	$4,603,792	$19,392,305	$18,735,073
Segment profit:
Automotive	$200,646	$199,330	$830,359	$854,389
Industrial	126,943	130,825	521,830	487,360
Business products	14,001	25,887	77,728	88,756
Total segment profit	$341,590	$356,042	$1,429,917	$1,430,505
Interest expense, net	$(21,002)	$(21,380)	$(91,315)	$(92,093)
Corporate expense	$(36,286)	$(41,110)	$(137,592)	$(137,723)
Intangible asset amortization	$(24,734)	$(22,170)	$(97,459)	$(88,972)
Other unallocated amounts:
Restructuring costs	$(112,184)	$—	$(112,184)	$—
Special termination costs	(42,757)	—	(42,757)	—
Goodwill impairment charge	(81,968)	—	(81,968)	—
Realized currency and other divestiture losses	(6,798)	—	(41,499)	—
Termination fee	—	—	—	12,000
Gain on equity investment	—	—	38,663	—
Transaction and other costs	(3,735)	(17,095)	(33,506)	(48,105)
Total other unallocated amounts	$(247,442)	$(17,095)	$(273,251)	$(36,105)

Income before income taxes	$12,126	$254,287	$830,300	$1,075,612

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GENUINE PARTS COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of December 31,
(in thousands)	2019	2018
Assets
Current assets:
Cash and cash equivalents	$276,992	$333,547
Trade accounts receivable, less allowance for doubtful accounts (2019 - $37,905; 2018 - $21,888)	2,635,155	2,493,636
Merchandise inventories, net	3,831,183	3,609,389
Prepaid expenses and other current assets	1,195,286	1,139,118
Total current assets	7,938,616	7,575,690
Goodwill	2,293,519	2,128,776
Other intangible assets, net	1,568,926	1,411,642
Deferred tax assets	54,851	29,509
Operating lease assets	1,075,969	—
Other assets	498,965	510,192
Property, plant and equipment, less accumulated depreciation (2019 - $1,282,952; 2018 - $1,192,694)	1,214,783	1,027,231
Total assets	$14,645,629	$12,683,040

Liabilities and equity
Current liabilities:
Trade accounts payable	$4,106,163	$3,995,789
Current portion of debt	624,043	711,147
Other current liabilities	1,553,063	1,088,428
Dividends payable	110,851	105,369
Total current liabilities	6,394,120	5,900,733
Long-term debt	2,802,056	2,432,133
Operating lease liabilities	825,567	—
Pension and other post-retirement benefit liabilities	249,832	235,228
Deferred tax liabilities	232,902	196,843
Other long-term liabilities	445,652	446,112
Equity:
Preferred stock, par value $1 per share — authorized 10,000,000 shares; none issued	—	—
Common stock, par value $1 per share - authorized 450,000,000 shares; issued and outstanding - 2019 - 145,378,158 shares and 2018 - 145,936,613 shares	145,378	145,937
Additional paid-in capital	98,777	78,380
Accumulated other comprehensive loss	(1,141,308)	(1,115,078)
Retained earnings	4,571,860	4,341,212
Total parent equity	3,674,707	3,450,451
Noncontrolling interests in subsidiaries	20,793	21,540
Total equity	3,695,500	3,471,991
Total liabilities and equity	$14,645,629	$12,683,040

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GENUINE PARTS COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year Ended December 31
	2019	2018	2017
Operating activities
Net income	$621,085	$810,474	$616,757
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	270,288	241,635	167,691
Excess tax benefits from share-based compensation	(4,920)	(4,232)	(3,134)
Deferred income taxes	(70,932)	3,891	65,990
Share-based compensation	32,050	20,716	16,892
Realized currency and other divestiture losses	41,499	—	—
Gain on equity investment	(38,663)	—	—
Goodwill impairment charge	81,968	—	—
Other operating activities	(13,801)	1,579	(18,040)
Changes in operating assets and liabilities:
Trade accounts receivable, net	(116,145)	(72,041)	(19,273)
Merchandise inventories, net	(66,202)	(73,173)	(9,923)
Trade accounts payable	70,679	364,639	61,474
Other short-term assets and liabilities	10,212	(97,864)	(1,544)
Other long-term assets and liabilities	74,892	(50,460)	(61,847)
Net cash provided by operating activities	892,010	1,145,164	815,043
Investing activities
Purchases of property, plant and equipment	(297,869)	(232,422)	(156,760)
Proceeds from sale of property, plant and equipment	24,772	14,665	21,275
Proceeds from divestitures of businesses	434,609	—	—
Acquisitions of businesses and other investing activities	(724,718)	(278,367)	(1,494,795)
Net cash used in investing activities	(563,206)	(496,124)	(1,630,280)
Financing activities
Proceeds from debt	5,037,168	5,064,291	6,630,294
Payments on debt	(4,897,769)	(5,124,265)	(4,350,222)
Payments on acquired debt of AAG	—	—	(833,775)
Stock options exercised	(11,413)	(10,227)	(5,239)
Dividends paid	(438,890)	(415,983)	(395,475)
Purchase of stock	(74,187)	(91,983)	(173,524)
Other financing activities	(871)	(30,663)	—
Net cash (used in) provided by financing activities	(385,962)	(608,830)	872,059
Effect of exchange rate changes on cash	603	(21,562)	15,198
Net (decrease) increase in cash and cash equivalents	(56,555)	18,648	72,020
Cash and cash equivalents at beginning of year	333,547	314,899	242,879
Cash and cash equivalents at end of year	$276,992	$333,547	$314,899

Supplemental disclosures of cash flow information
Cash paid during the year for:
Income taxes	$303,736	$236,536	$298,827
Interest	$95,281	$102,131	$38,401

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GENUINE PARTS COMPANY AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except per share data)	2019	2018	2019	2018
GAAP net income	$8,918	$186,699	$621,085	$810,474
Diluted net income per common share	$0.06	$1.27	$4.24	$5.50

Adjustments:
Restructuring (1)	$154,941	$—	$154,941	$—
Goodwill impairment charge (2)	81,968	—	81,968	—
Realized currency and other divestiture losses (3)	6,798	—	41,499	—
Termination fee (4)	—	—	—	(12,000)
Gain on equity investment (5)	—	—	(38,663)	—
Transaction and other costs (6)	3,735	17,095	33,506	48,105
Total adjustments	$247,442	$17,095	$273,251	$36,105
Tax impact of adjustments	(59,705)	(5,360)	(61,155)	(10,497)
Adjusted net income	$196,655	$198,434	$833,181	$836,082
Adjusted diluted net income per common share	$1.35	$1.35	$5.69	$5.68

The table below clarifies where the items adjusted above are presented in the consolidated statements of income.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2019	2018	2019	2018
Line item:
Cost of goods sold	$2,127	$—	$9,608	$5,779
Selling, administrative and other expenses	1,982	17,095	26,085	30,326
Restructuring costs	112,184	—	112,184	—
Goodwill impairment charge	81,968	—	81,968	—
Non-operating expenses (income): Special termination costs	42,757	—	42,757	—
Non-operating expenses (income): Other	6,424	—	649	—
Total adjustments	$247,442	$17,095	$273,251	$36,105

(1) Adjustment reflects restructuring and special termination costs related to the 2019 Cost Savings Plan announced in the fourth quarter of 2019. The costs are primarily associated with severance and other employee costs, including a voluntary retirement program, and facility and closure costs related to the consolidation of operations.
(2) Adjustment reflects a fourth quarter goodwill impairment charge related to our Business Products reporting unit.
(3) Adjustment reflects realized currency and other divestitures losses primarily related to the sale of EIS and Grupo AutoTodo.
(4) Adjustment reflects a termination fee received in the third quarter of 2018 related to the attempted Business Products Group spin-off .
(5) Adjustment relates to the gain recognized upon remeasuring the Company's preexisting 35% equity investment to fair value upon acquiring the remaining equity of Inenco on July 1, 2019.
(6) Adjustment reflects transaction and other costs related to acquisitions and divestitures in 2019.

GENUINE PARTS COMPANY AND SUBSIDIARIES
CHANGE IN NET SALES SUMMARY
(UNAUDITED)

	Three Months Ended December 31, 2019
	Comparable Sales	Acquisitions	Divestitures and Other	Foreign Currency	Total Net Sales
Automotive	2.9%	7.2%	0.0%	(1.4)%	8.7%
Industrial	(1.2)%	7.6%	(12.3)%	—%	(5.9)%
Business Products	(6.3)%	—%	—%	—%	(6.3)%
Total Net Sales	0.5%	6.7%	(4.2)%	(0.8)%	2.2%

	Twelve Months Ended December 31, 2019
	Comparable Sales	Acquisitions	Divestitures and Other	Foreign Currency	Total Net Sales
Automotive	2.3%	5.0%	(0.6)%	(2.3)%	4.4%
Industrial	1.7%	5.2%	(3.1)%	(0.2)%	3.6%
Business Products	(1.7)%	—%	—%	(0.1)%	(1.8)%
Total Net Sales	1.7%	4.6%	(1.4)%	(1.4)%	3.5%